Amendment No. 7 to Participation Agreement
             Franklin Templeton Variable Insurance Products Trust
                    Franklin/Templeton Distributors, Inc.
                       Symetra Life Insurance Company
                          Symetra Securities, Inc.
	Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Symetra Life Insurance Company ("you"), and Symetra Securities, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended May 1, 2000, May 1, 2002, May 3, 2004,
November 24, 2004, April 29, 2005 and June 5, 2007, respectively (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                A M E N D M E N T

	For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Section 2.3.2 is amended and restated in its entirety as follows:

	"2.3.2	Each investment adviser (each, an "Adviser") of a Portfolio,
	as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or exempt from such registration."
2.	Schedules A, B, C, D, F and G of the Agreement are deleted and replaced
	in their entirety with the Schedules B, C, D, F and G attached hereto, respectively.
3.	All other terms and provisions of the Agreement not amended herein
	shall remain in full force and effect.
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IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of August 1, 2007.


The Trust:		FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
	Only on behalf of
	each Portfolio listed
	on Schedule C of
	the Agreement.		By:___________________________
				Name:  Karen L. Skidmore
				Title:  Vice President


The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


				By:___________________________
				Name:  Thomas Regner
				Title:  Senior Vice President


The Company:		SYMETRA LIFE INSURANCE COMPANY



				By: __________________________
				Name:  Scott L. Bartholomaus
				Title:  Vice President


The Distributor:	SYMETRA SECURITIES, INC.


				By: __________________________
				Name:  Scott L. Bartholomaus
				Title:  Vice President
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                                   Schedule A

                         The Company and its Distributor

THE COMPANY

Symetra Life Insurance Company
777 108th Ave. NE, Suite 1200
Bellevue, WA 98004

An insurance company organized under Washington laws.


THE DISTRIBUTOR

Symetra Securities, Inc.
777 108th Ave. NE, Suite 1200
Bellevue, WA 98004

A corporation organized under Washington laws.

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                                  Schedule B

                            Accounts of the Company

	Name of Account			SEC Registration
------------------------------------------------------------------
					Yes/No
					------

Symetra Separate Account C		Yes
Symetra Separate Account SL		Yes
Symetra Resource Variable Account B	Yes
Symetra  Separate Account D		No


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                                    Schedule C

           Available Portfolios and Classes of Shares of the Trust

Classes 1 and 2 Shares:
	1.	Franklin Income Securities Fund
	2.	Franklin Small Cap Value Securities Fund
	3.	Franklin Small-Mid Cap Growth Securities Fund
	4.	Franklin U.S. Government Fund
	5.	Mutual Shares Securities Fund
	6.	Templeton Developing Markets Securities Fund
	7.	Templeton Global Income Securities Fund
	8.	Templeton Growth Securities Fund
	9.	Franklin Zero Coupon Fund - maturing in December 2010
	10.	Franklin Templeton VIP Founding Funds Allocation Fund

Class 2 Shares:
	11.	Franklin Flex Cap Growth Securities Fund

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				Schedule D

Contracts of the Company

	1.	Group Variable
	2.	Premier Accumulation Life VUL
	3.	Spinnaker
	4.	Spinnaker Advisor
	5.	Spinnaker Choice
	6.	Spinnaker Plus
	7.	Symetra Complete
	8.	Symetra Complete Advisor
	9.	Symetra Focus

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				Schedule F

			Rule 12b-1 Plans of the Trust

Compensation


	Each Class 2 Portfolio named on Schedule C of this Agreement shall pay at an annualized payment rate of 0.25% stated as a percentage per year of that Portfolio's Class 2 average daily net assets, pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan.

Agreement Provisions

	If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

	To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules.

	Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfoliouses to compute its net assets as set forth in its effective Prospectus). The Rule 12b 1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

	You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

	The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc.
and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued.
Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.
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                                   Schedule G

                             Addresses for Notices


To the Company:		Symetra Life Insurance Company
			777 108th Ave NE, Suite 1200
			Bellevue, WA 98004
			Attention:  Jacqueline M. Veneziani, Counsel


To the Distributor:	Symetra Securities, Inc.
			777 108th Ave NE, Suite 1200
			Bellevue, WA 98004
			Attention:  Jacqueline M. Veneziani, Counsel


To the Trust:		Franklin Templeton Variable Insurance Products Trust
			One Franklin Parkway, Bldg. 920 2nd Floor
			San Mateo, California 94403
			Attention:  Karen L. Skidmore,  Vice President


To the Underwriter:	Franklin/Templeton Distributors, Inc.
			140 Fountain Parkway, 8th Floor
			St. Petersburg, FL 33716
			Attention:  Peter Jones, President


If to the Trust or Underwriter
	with a copy to: 	Franklin Templeton Investments
				One Franklin Parkway, Bldg. 920 2nd Floor
				San Mateo, California 94403
				Attention:  General Counsel